                            CERTIFICATE OF FORMATION

                                       OF

                              FOOTE CREEK IV, LLC

          1. The name of the limited liability company is Foote Creek IV, LLC.

          2. The address of its  registered  office in the State of Delaware is
     Corporation  Trust Center,  1209 Orange Street,  in the city of Wilmington,
     County of New Castle.  The name of its registered  agent at such address is
     The Corporation Trust Company.

          3. The  lastest  date on which the  limited  liability  company  is to dissolve is December 31, 2050.

          IN WITNESS  WHEREOF,  the undersigned has executed this Certificate of
     Formation of Foote Creek IV, LLC on this 25th day of October, 1999.

                                  By: SeaWest Energy Land Associates, LLC
                                      Manager of Foote Creek IV, LLC

                                      By:  Venture Pacific, Inc., Manager

                                      -----------------------------------
                                      Name:    Dean B. Kernus
                                      Title:   Vice President